Exhibit 99.1

Press release

Media Contacts:

Chris Halling +44 (0)7580 041073 chris.halling@catalent.com Investor Contact: Thomas Castellano +1 (732) 647 5013 thomas.castellano@catalent.com	Richard Kerns +44 (0) 161 728 5880 richard@nepr.eu

Catalent Completes Acquisition of Cook Pharmica

Two New Focused Business Units for Biologics and Oral Drug Delivery

SOMERSET, N.J. – October 24, 2017 – Catalent, Inc. (NYSE: CTLT), the leading global provider of advanced delivery technologies and development solutions for drugs, biologics, and consumer health products, today announced it has completed the acquisition of Cook Pharmica LLC, an integrated provider of drug substance and drug product manufacturing and related services. The acquisition of this Bloomington, Indiana-based biologics contract development and manufacturing organization substantially strengthens Catalent’s position as a leader in biologics development and analytical services, manufacturing and finished product supply. Their complementary capabilities and expertise will help customers accelerate biologic drug development programs and bring better treatments to patients worldwide.

Catalent intends to maximize the benefits of the acquisition through the reorganization of its operations to create two new dedicated business units that will sharpen the focus on growth, performance and customers’ needs.

First, recognizing the company’s substantially increased biopharmaceutical and fill-finish capabilities and the importance of the rapidly growing area of biologics, Catalent has created a business unit focused on Biologics & Specialty Drug Delivery, to be led by Barry Littlejohns as President. He will oversee eight Catalent facilities focused on biologics development, manufacturing, analytical, and sterile fill-finish and Catalent’s respiratory and ophthalmic business platforms. Tedd Green, formerly President of Cook Pharmica, will now serve as Senior Vice President, Catalent Bloomington.

Mr. Littlejohns has been with Catalent for 26 years, initially with its predecessor RP Scherer, and most recently served as President of the company’s former Drug Delivery Solutions business unit.

Second, Catalent has reorganized the remainder of its former Drug Delivery Solutions business into a newly formed Oral Drug Delivery business unit, to be led by Jonathan Arnold as President. Oral Drug Delivery will bring together Catalent’s expertise and capabilities in advanced delivery technologies and development solutions, including formulation and analytical development, bioavailability enhancement including micronization, hot melt extrusion and spray dry technologies, controlled release, Zydis® orally disintegrating tablet technology, and commercial supply across nine facilities.

Mr. Arnold has worked for leading life science organizations for over 23 years. These include RP Scherer, Patheon, and Catalent, where he has held senior business leadership roles in Europe and the U.S. For the past 6-years he has served as Vice President and General Manager for Catalent’s Drug Delivery Solutions business unit.

“The establishment of these focused business units reflects the rapid growth we are seeing across key markets, particularly for biologics and differentiated dosage forms,” commented John Chiminski, Chair and CEO of Catalent. “We have an exciting strategic plan to accelerate our portfolio of capabilities, as evidenced by the recent growth investments we have made, including multi-million-dollar site expansions and the newly completed acquisition of Cook Pharmica. We are confident that the experience and expertise of Barry, Jonathan, and Tedd will provide valuable leadership as we move forward in this exciting phase of our development.”

To arrange a meeting with Mr. Littlejohns or Mr. Arnold at CPhI in Frankfurt, please contact Richard Kerns, Northern Exposure PR at richard@nepr.eu.

About Catalent

Catalent, Inc. (NYSE: CTLT), is the leading global provider of advanced delivery technologies and development solutions for drugs, biologics and consumer health products. With over 80 years serving the industry, Catalent has proven expertise in bringing more customer products to market faster, enhancing product performance and ensuring reliable clinical and commercial product supply. Catalent employs over 10,000 people, including over 1,400 scientists, at more than 30 facilities across five continents, and in fiscal 2017 generated over $2 billion in annual revenue. Catalent is headquartered in Somerset, New Jersey. For more information, visit www.catalent.com.

More products. Better treatments. Reliably supplied.™

Forward-Looking Statements

This release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would,” or other words or phrases with similar meanings. Similarly, statements that describe Catalent’s objectives, plans, or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Such forward-looking statements are subject to various risks and uncertainties, including risks relating to the integration of Cook Pharmica into Catalent, risks associated with potential dislocations arising from the business unit reorganization, and those risks and uncertainties described under the section entitled “Risk Factors” in Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2017, as such factors may be updated from time to time in

Catalent’s filings with the SEC related to the acquisition, its financing, Catalent’s quarterly financial results, or any other matter, which filings are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Catalent’s filings with the SEC. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.